Exhibit 99

1. As a result of Moore Wallace Incorporated (the "Company") obtaining shareholder approval on February 23, 2004, to issue $40,971,350 million of merger consideration owed to the Greenwich Street Funds (defined below) pursuant to the Agreement and Plan of Merger, dated as of November 26, 2003, as amended (the "Merger Agreement"), among Laser Company, Inc., Payment Processing Solutions, Inc., the Company and the stockholders of the Company, in the form of shares of the Company's common stock, no par value per share (the "Common Stock"), in lieu of cash, the Greenwich Street Funds will be issued 2,233,989 shares of Common Stock and will be the direct beneficial owners of an aggregate of 16,910,357 shares of Common Stock.

Greenwich Street Capital Partners II, L.P. ("GSCP II") will be the direct beneficial owner of 15,107,341 shares of the Common Stock, GSCP Offshore Fund, L.P. ("GSCP Offshore") will be the direct beneficial owner of 314,956 shares of Common Stock, Greenwich Fund, L.P. ("Greenwich Fund") will be the direct beneficial owner of 511,741 shares of Common Stock, Greenwich Street Employees Fund, L.P. ("Employees Fund") will be the direct beneficial owner of 901,863 shares of Common Stock and TRV Executive Fund, L.P. ("TRV," and together with GSCP II, GSCP Offshore, Greenwich Fund and Employees Fund, the "Greenwich Street Funds") will be the direct beneficial owner of 74,456 shares of Common Stock.

GSCP (NJ), Inc., GSCP (NJ), L.P., Greenwich Street Investments II, L.L.C., Keith
W. Abell, Alfred C. Eckert III, Robert A. Hamwee, Richard M. Hayden, Thomas V. Inglesby, Matthew C. Kaufman, Christine K. Vanden Beukel, and Andrew Wagner (collectively, the "Affiliates") are deemed to be the indirect beneficial owners of the 16,910,357 shares of Common Stock owned by the Greenwich Street Funds due to their affiliation with the Greenwich Street Funds, which is as follows:
Greenwich Street Investments II, L.L.C. is the general partner of each of the Greenwich Street Funds. GSCP (NJ), L.P. is the manager of each of the Greenwich Street Funds. GSCP (NJ), Inc. is the general partner of GSCP (NJ), L.P. Each of Keith W. Abell, Alfred C. Eckert III, Robert A. Hamwee, Richard M. Hayden, Thomas V. Inglesby, and Christine K. Vanden Beukel is a managing member of Greenwich Street Investments II, L.L.C., an executive officer and shareholder of GSCP (NJ), Inc. and a limited partner of GSCP (NJ), L.P. Andrew Wagner is an executive officer and shareholder of GSCP (NJ), Inc. and a limited partner of GSCP (NJ), L.P. Mr. Eckert is a director of the Company and has filed a separate Form 4.

Each of the Affiliates disclaims beneficial ownership of the shares of Common Stock owned by the Greenwich Street Funds. Nothing in this Form 3 shall be construed as an admission that any Affiliate is, for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise, the beneficial owner of any securities reported on this Form 3, except to the extent of such Affiliate's pecuniary interest in any such securities. The acquisition of the shares of Common Stock by the Greenwich Street Funds is being reported by the Affiliates only because of their affiliation with the Greenwich Street Funds.

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                            JOINT FILER INFORMATION

Address:  500 campus Drive
          Suite 220
          Florham Park, NJ 07932

Designated Filer: GSCP (NJ), Inc.

Date of Event Requiring Statement: February 23, 2004

Issuer and Ticker Symbol: Moore Wallace Incorporated (MWI)


Name: GSCP (NJ), L.P.              Name: Greenwich Street Investments II, L.L.C.


GSCP (NJ), L.P.                    GREENWICH STREET INVESTMENTS II, L.L.C.

By: GSCP (NJ), Inc.,
    its general partner

By: /s/ Matthew C. Kaufman         By: /s/ Matthew C. Kaufman
   --------------------------         ---------------------------
Name: Matthew C. Kaufman           Name: Matthew C. Kaufman
Title: Managing Director           Title: Managing Member



Name: Keith W. Abell, Robert A. Hamwee, Richard M. Hayden, Thomas V. Inglesby, Matthew C. Kaufman, Christine K. Vanden Beukel and Andrew J. Wagner


                                   By: /s/ Matthew C. Kaufman
                                      --------------------------
                                      As Attorney-in-Fact*

                                   By: /s/ Thomas V. Inglesby
                                      --------------------------
                                      As Attorney-in-Fact*

* Attorneys-in-Fact under Power of Attorney, dated January 4, 2002, incorporated by reference to Exhibit 7(L) to the Schedule 13D/A for Moore Corporation Limited filed by Greenwich Street Capital Partners II, L.P. et al. on January 7, 2002, with the Securities and Exchange Commission.